UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2009
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27078 (Commission File Number)	11-3136595 (I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York (Address of principal executive offices)	11747 (Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 19, 2009, Dr. Margaret A. Hamburg voluntarily resigned from her position as a member of the Board of Directors of Henry Schein, Inc. (the “Company”) and withdrew her name as a nominee for re-election to the Company’s Board of Directors in connection with the Company’s forthcoming May 28, 2009 Annual Meeting of Stockholders (“2009 Annual Meeting”). Dr. Hamburg advised the Company that she has been confirmed as the Commissioner of the U.S. Food and Drug Administration and her responsibilities in that connection preclude her continued service as a member of the Company’s Board of Directors. The decision by Dr. Hamburg to resign from the Board of Directors was not the result of any disagreement with the Company.
     The Company has no current intention of naming another director to replace Dr. Hamburg as a current director or as a nominee for director in the upcoming election at the 2009 Annual Meeting.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: May 19, 2009	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel